                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 11, 1997
                                                       -----------------

                                T-NETIX, INC.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


   Colorado                       0-25016                       84-1037352
--------------------------------------------------------------------------------
(State or Other                 (Commission                    (IRS Employer
Jurisdiction of                 File Number)                 Identification No.)
 Incorporation
or Organization)


67 Inverness Drive East, Suite 100 Englewood, CO                       80112
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code (303) 790-9111
                                                   --------------

                                     N/A
-------------------------------------------------------------------------------
       (Former name or former address, if changed since last report.)

     Item 5.   Other Events.

     Effective as of February 11, 1997, T-NETIX, Inc. (the "Company") entered into a Settlement Agreement with BellSouth Telecommunications, Inc. ("BellSouth") in settlement of the suits pending between the parties in federal district courts in Colorado and Georgia. Under the terms of the Agreement, the parties agreed to enter Stipulated Orders of Dismissal in both suits, ending the litigation between them that was described under Item 3 of the Company's Annual Report on Form 10-K filed with the Commission on October 29, 1996.

     Under the Agreement, the Company has agreed to a limited license of certain of its technology, including U.S. Patent No. 5,319,702 relating to three-way call detection technology, to BellSouth in exchange for an up-front payment of $750,000 and additional payments, based on additional lines which may be deployed by BellSouth in the future, of up to $350,000. The terms of the license permit BellSouth to use, or have made for its use, three-way call detection products utilizing the T-NETIX technology, but not to sublicense or to manufacture or sell products utilizing such technology for use by others. The use license extends to those customers of BellSouth with respect to products and services supplied by BellSouth.

                               SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         T-NETIX, Inc.

DATE:  February 26, 1997             BY: /s/ Thomas J. Huzjak
     -----------------------            ----------------------------
                                     Thomas J. Huzjak, President
                                     and Chief Executive Officer